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                                                                EXHIBIT 16.1
                        [ARTHUR ANDERSEN LLP LETTERHEAD]


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

August 9, 2001



Dear Sir or Madam:

We have read the Change in Independent Auditors paragraph included in the Registration Statement to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

Arthur Andersen LLP

/s/ ARTHUR ANDERSEN LLP
-----------------------

cg

Copy to:
Mr. Larry Richard
Northwest Biotherapeutics